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                                                                    EXHIBIT 10.8

               AMENDMENT TO DEBENTURE AND SHARE PURCHASE AGREEMENT

      This AMENDMENT (the "AMENDMENT") to DEBENTURE AND SHARE PURCHASE AGREEMENT, dated as of February 6, 2004 (the "2004 DEBENTURE PURCHASE AGREEMENT"), by and among Halsey Drug Co., Inc. (the "COMPANY"), Galen Partners III, L.P. ("GALEN"), Care Capital Investments II, LP ("CARE"), Essex Woodlands Health Ventures V, L.P. ("ESSEX", and collectively with Galen and Care, the "MAJORITY LENDERS"), and other signatories thereto (including, without limitation, through Joinder Agreements) (collectively with the Majority Lenders, the "LENDERS"), is dated this 1st day of June, 2004. Capitalized terms used herein which are not defined herein have the meanings ascribed to them in the 2004 Debenture Purchase Agreement.

      WHEREAS, pursuant to the terms of the 2004 Debenture Purchase Agreement, the aggregate principal amount of the Debentures cannot exceed $14 million without the prior written consent of the holders of at least 60% of the principal amount of the Debentures then held by the Majority Lenders;

      WHEREAS, pursuant to the terms of the 2004 Debenture Purchase Agreement, no Debenture may be issued after the Termination Date;

      WHEREAS, as of the date of this Amendment, the Company has issued Debentures in the aggregate principal amount of $14,000,000.00 under the 2004 Debenture Purchase Agreement;

      WHEREAS, the Company proposes to issue additional Debentures, such that the aggregate principal amount of Debentures to be issued under the 2004 Debenture Purchase Agreement will exceed $14,000,000;

      WHEREAS, the Company anticipates that some Debentures may be issued after the Termination Date;

      WHEREAS, pursuant to Section 14.1 of the 2004 Debenture Purchase Agreement, an amendment of any provision of the 2004 Debenture Purchase Agreement must be in writing and signed by the Company (and the Company's Independent Committee) and the holders of at least 60% of the principal amount of the Debentures then held by the Lenders;

      WHEREAS, the Majority Lenders are holders of at least 60% of the principal amount of Debentures presently held by the Lenders;

      WHEREAS, the Majority Lenders desire to amend the 2004 Debenture Purchase Agreement as set forth below;

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and obligations set forth herein, the parties hereby agree as follows:

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1.    Section 3.1 of the 2004 Debenture Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                  "The initial Closing will take place at the offices of St.
            John & Wayne, L.L.C., Two Penn Plaza East, Newark, New Jersey 07105 simultaneously with the execution of this Agreement, or such other place, time and date as shall be mutually agreed to by the Company and the Purchasers. The Company and the Purchasers acknowledge and agree that the Debentures may be sold by the Company on one or more Closing Dates; provided, however, that (i) the aggregate principal amount of the Debentures shall not exceed $17,500,000 without the prior written consent of the holders of at least 60% of the principal amount of the Debentures then held by Capital Investment II, LP, Essex Woodlands Health Ventures V, L.P., Galen Partners III, L.P. and (ii) that no Debentures shall be issued after the Termination Date. Upon the issuance of additional Debentures under this Agreement, any additional Purchaser (each an "Additional Investor") shall be required to execute a Joinder Agreement, which Joinder Agreement shall include the aggregate principal amount of the Debentures issued to such Purchaser. Any Additional Investors in the Debentures executing a Joinder Agreement shall be deemed a "Purchaser" for all purposes of this Agreement. Each issuance to an Additional Investor shall be made on the terms and conditions of this Agreement."

2. The Definition of "Termination Date" set forth in Article XX of the 2004 Debenture Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                  "Termination Date" means the earlier of (a) June 30, 2004, or
            (b) the Conversion Event.

3. The parties hereto agree that, except as expressly modified by this Amendment, all provisions of the 2004 Debenture Purchase Agreement shall remain in full force and effect.

4. This Amendment may be executed in any number of counterparts, including by facsimile copy, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Amendment on the date written above.

HALSEY DRUG CO., INC.
616 N. North Court, Suite 120
Palatine, IL 60067

  /s/ Andrew D. Reddick
--------------------------------------------
By: Andrew D. Reddick
Its: President and Chief Executive Officer

  /s/ William Sumner
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By: William Sumner
Its: Independent Committee Member

  /s/ William Skelly
--------------------------------------------
By: William Skelly
Its: Independent Committee Member

  /s/ Alan Smith
--------------------------------------------
By: Alan Smith
Its: Independent Committee Member

GALEN PARTNERS III, L.P.
By: Claudius, L.L.C., General Partner
610 Fifth Avenue, 5th Fl.
New York, New York  10019

  /s/ Srini Conjeevaram
--------------------------------------------
By: Srini Conjeevaram
Its: General Partner

CARE CAPITAL INVESTMENTS II, LP
By: Care Capital, L.L.C., General Partner
Princeton Overlook One
100 Overlook Center, Suite 102
Princeton, New Jersey 08540

  /s/ David R. Ramsay
--------------------------------------------
By: David R. Ramsay
Its: Authorized Signatory

ESSEX WOODLANDS HEALTH VENTURES V, L.P.
By: Essex Woodlands Health Ventures V, L.L.C.,
its General Partner
190 South LaSalle Street, Suite 2800
Chicago, IL 60603

  /s/ Immanuel Thangaraj
--------------------------------------------
By: Immanuel Thangaraj
Its: Managing Director